EXHIBIT 11
                              BellSouth Corporation
                        Computation of Earnings Per Share

                                  For the Three Month Period Ended
                                           September 30,
                                      1999                1998
Basic Earnings Per Common Share:

Net Income                      $  1,015                 $   814
Weighted average shares
Outstanding                        1,885                   1,965
Earnings Per Common Share       $    .54                 $   .41



                                  For the Nine Month Period Ended
                                           September 30,
                                     1999              1998
Basic Earnings Per Common Share:

Net Income                        $ 2,610             $ 2,524
Weighted average shares
Outstanding                         1,903               1,975
Earnings Per Common Share        $   1.37            $   1.28


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                                   EXHIBIT 11
                              BellSouth Corporation
                  Computation of Earnings Per Share (continued)

                               For the Three Month Period Ended
                                         September 30,
                                     1999                1998
Diluted Earnings Per Common Share:

Net Income                       $   1,015            $   814

Weighted average shares
Outstanding                          1,885              1,965

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards                19                 14

Total Shares                         1,904              1,979

Earnings Per Common Share          $   .53            $   .41




                                    For the Nine Month Period Ended
                                             September 30,
                                        1999                1998
Diluted Earnings Per Common Share:

Net Income                           $ 2,610             $ 2,524

Weighted average shares
Outstanding                            1,903               1,975

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards                  18                  12

Total Shares                           1,921               1,987

Earnings Per Common Share           $   1.36             $  1.27